Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.
Director Resignation Policy

As of March 4, 2019

In accordance with the  Amended and Restated By-laws (the “By-laws”) of Griffin Industrial Realty, Inc. (the “Company”), unless the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected at any meeting of stockholders as of the record date for such meeting, a nominee must receive more votes cast for than against his or her election or re-election (with abstentions not counted as a vote cast either for or against that nominee’s election or re-election) in order to be elected or re-elected to the Board of Directors of the Company.

In the event one or more directors fails to receive the required vote for election or re-election (each, a “Subject Director”), then such Subject Director must promptly tender his or her resignation that will become effective upon the acceptance of such resignation by the Board of Directors. Upon the tender of such Subject Director’s resignation, either (i) the Nominating Committee (the “Nominating Committee”) of the Board of Directors or (ii) if one or more of the members of the Nominating Committee is a Subject Director or the Board of Directors determines that a committee other than the Nominating Committee should recommend whether to accept the Subject Director’s resignation, a committee consisting solely of independent directors (as determined in accordance with applicable Nasdaq Stock Market rules and listing requirements) who are not Subject Directors (the committee described in clause (i) or (ii) of this sentence, the “Committee” for purposes of this Director Resignation Policy) will make a recommendation to the Board of Directors as to whether to accept or reject the Subject Director’s resignation. The Board of Directors, not including any Subject Director, shall act with respect to any Subject Directors, taking into account the recommendation of the Committee, within ninety (90) days from the date of the certification of the election results and shall notify the Subject Directors of its decision. Notwithstanding the foregoing, if the result of accepting all tendered resignations then pending would be that the Company would have fewer than three (3) directors who were in office before the election of directors, then the Board of Directors may determine to extend such 90-day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the Company and its stockholders.

The Committee in making its recommendation, and the Board of Directors in making its decision, may each consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the length of service of each Subject Director, each Subject Director’s contributions to the Company, whether the acceptance of any resignation would cause the Company to fail to comply with any requirement of the Nasdaq Stock Market or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, whether acceptance of any resignation would lead to a “change of control” of the Company as determined pursuant to any financing or other material agreement of the Company or any of its subsidiaries, and whether acceptance of any resignation would lead to a default under any material agreement to which the Company or any of its subsidiaries is a party or otherwise bound. Subject Directors shall not participate in the deliberation or recommendation(s) of the Committee or in the deliberation or decision(s) of the Board of Directors. Notwithstanding the foregoing, if all of the independent directors are Subject Directors, then the Committee shall consist of all the independent directors, except for the independent director whose resignation is under consideration, and furthermore, if the directors who are not Subject Directors constitute less than a quorum of the Board of Directors, then (i) all directors, except for the director whose resignation is under consideration, may participate in the Board of Directors’ deliberation and decision(s) regarding whether to accept or reject the previously tendered resignations, and (ii) the Board of Directors may determine that the effectiveness of its acceptance of any resignations of Subject Directors will occur after the Board of Directors has considered the resignations of all Subject Directors.

The Company shall promptly disclose the decision(s) of the Board of Directors in a filing with the Securities and Exchange Commission on a Current Report on Form 8-K.  If a Subject Director’s tendered resignation is not accepted by the Board of Directors or such Subject Director does not otherwise submit his or her resignation to the Board of Directors, such director shall continue to serve until his or her successor is duly elected and qualified, or his or her earlier resignation or removal.  If a Subject Director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board of Directors in accordance with the By-laws.